CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into VSE Corporation's previously filed Registration Statement File Numbers 333-15307 and 333-15311.


                                               /s/  ARTHUR ANDERSEN LLP

                                               ARTHUR ANDERSEN LLP

Vienna, VA
June 26, 2000